INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this registration statement of Wallstreet-Review,
Inc. on Form S-8 of our report dated June 26, 2001, appearing in the Annual Report on Form 10-KSB of Wallstreet-Review, Inc. for the year ended December
31, 2000.





/s/HJ & Associates, LLC
------------------------------
HJ & Associates, LLC
Salt Lake City, Utah

September 7, 2001

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